Exhibit 10.42

SHARE TRANSFER AGREEMENT

THIS AGREEMENT (the “Agreement”) dated as of the 25th day of November, 2014

BETWEEN:

CHROMADEX CORPORATION, a company formed under the laws of the State of Delaware and having an office located at Suite G, 10005 Muirlands, Irvine, California, 92618

(herein called the "Transferor")

AND:

EMPRISE CAPITAL CORPORATION,  a corporation incorporated under the laws of the British Columbia and having an address at 1600, 609 Granville Street, Vancouver, British Columbia, V7Y 1C3

(herein called the "Transferee")

WHEREAS:

A. The Transferor is the beneficial owner of 670,658 series I preferred shares (the "Preferred Shares") in the capital of NeutriSci International Inc. (the "Company");

B. The Preferred Shares are convertible, subject to certain terms and restrictions, into class "A" common shares in the capital of the Company, on the basis of four (4) class "A" common shares for every one (1) Preferred Share converted;

C. The Transferor has executed a notice to convert all of the Preferred Shares (the "Conversion"), and the Transferee, or its assignees, wishes to purchase, 2,204,456 of the resulting class "A" common shares of the Company (the "Shares"), on the terms and conditions contained herein; and

D. The Company has informed the Transferor and Transferee that it intends to enter into a transaction (the "Transaction") in which all of the outstanding class "A" common shares of the Company would be acquired by Disani Capital Corp. ("Disani"), and in consideration every holder of class "A" common shares of the Company would be entitled to received 1.7 Disani units (the "Disani Units") for every one (1) share so held. Each Disani Unit is comprised of 0.15 Disani common shares, as constituted following completion by Disani of a three-for-one consolidation of its common share capital, 0.25 Disani series A preferred shares, 0.30 Disani series B preferred shares, and 0.30 Disani series C preferred shares.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge and for premises and of the mutual covenants and agreements herein contained the parties hereby agree as follows:

1. TRANSFER

1.1 The  Transferor hereby agrees to transfer and sell (the "Transfer") to the Transferee the Shares, on the terms and conditions contained herein and on the date and time set forth in Section 3.1 hereto.

2. CONSIDERATION FOR THE SHARES

2.1 The aggregate sale price payable by the Transferee to the Transferor for the Shares shall be US$749,514.80 (the "Price").

2.2 In consideration for the Shares, the Transferee shall pay to the Transferor the Price, on the terms and conditions set forth herein.

3. CLOSING OF THE TRANSFER

3.1 The closing date of the Transfer (the "Closing Date") shall be the date upon which the Transaction is completed.  The Transfer shall be deemed to occur immediately prior to the consummation of the Transaction, such that the Transferee, or its assignees, shall be entitled to 3,747,574 Disani Units on closing of the Transaction.

3.2 On the Closing Date, the Transferor shall convey to the Transferee good and valid title to the Shares, free and clear of all liens, claims, charges and encumbrances.

4. DELIVERIES

4.1 On or before the Closing Date, the Transferor shall direct the Company and Disani, as applicable, to deliver to the Transferee, or its nominees, share certificates representing the Disani Units, duly registered in the name of the Transferee and against delivery of the funds representing the Price to the Transferor.  Notwithstanding the foregoing, however, Transferor shall not be liable for Disani’s or the Company’s failure to honor these instructions.

5. REPRESENTATIONS AND WARRANTIES

5.1 The Transferor represents and warrants to and covenants with the Transferee that:

(a)
Transferor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  No consent, approval, or Agreement of any individual or entity is required to be obtained by the Transferor in connection with the execution and performance by the Transferor of this Agreement or the execution and performance by the Transferor of any agreements, instruments, or other obligations entered into in connection with this Agreement.

(b)
The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (i) violate any governmental law or rule applicable to Transferor, (ii) conflict with any provision of the certificate of incorporation or by-laws (or similar organizational document) of Transferor, (iii) conflict with any contract to which Transferor is a party or by which it is otherwise bound, or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or governmental entity, other than, subject to the advice of counsel to Transferor, the filing of a Form 8-K pursuant to the rules and regulations promulgated by the Securities and Exchange Commission.

(c)
Assuming completion of the Conversion, the Transferor has good right, full power and absolute authority to transfer, sell and deliver to the Transferee all respective ownership in the Shares, free of any liens, charges, encumbrances or the like.

(d)	Transferor shall deliver to the Transferee any other documents necessary or advisable to effect the Transfer.

5.2 The Transferee represents and warrants to and covenants with the Transferor that:

(a)
Transferee has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  No consent, approval, or agreement of any individual or entity is required to be obtained by the Transferee in connection with the execution and performance by the Transferee of this Agreement or the execution and performance by the Transferee of any agreements, instruments, or other obligations entered into in connection with this Agreement.

(b)
The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (i) violate any governmental law or rule applicable to Transferee, (ii) conflict with any provision of the certificate of incorporation or by-laws (or similar organizational document) of Transferee, (iii) conflict with any contract to which Transferee is a party or by which it is otherwise bound, or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or governmental entity.

(c)	Transferee shall deliver to the Transferor any other documents necessary or advisable to effect the Transfer.

(d)
The Transferee acknowledges that the Preferred Shares, the Shares and the Disani Units have not been registered under the United States Securities Act of 1933, as amended nor under the laws of any state of the United States and will be subject to applicable resale restrictions in Canada.

(e)
Transferee (and each of its designees to be issued the Shares or the Disani Units) (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended; (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that Transferee is capable of evaluating the merits and risks of an investment in the Company and Disani and the suitability thereof as an investment for Transferee; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of Company and Disani concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of Transferee; and (iv) is in a financial position to hold the Shares and Disani Units for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in Company and Disani.

(f)	Transferee is aware of the Company’s and Disani’s business affairs and financial conditions and has reached an informed and knowledgeable decision to purchase the Shares.

(g)
Transferee is proceeding on the assumption that the Transferor is in possession of material, non-public information concerning the Transaction, the Company and Disani and their direct and indirect subsidiaries, if any, which is not or may not be known to the Transferee and that the Transferor has not disclosed to the Transferee.

(h)
Transferee is voluntarily assuming all risks associated with the sale of the Shares and expressly warrants and represents that (i) Transferor has not made, and Transferee disclaims the existence of or its reliance on, any representation by the Transferor concerning the Company, Disani, the Shares or the Disani Units; (ii) Transferee is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the Transaction or the sale of the Shares ; (iii) Transferee has no claims against the Transferor with respect to the foregoing and if any such claim may exist, Transferee, recognizing its disclaimer of reliance and the Transferor’s reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against Transferor or Transferor’s respective partners, representatives, agents or affiliates; (iv) Transferor shall have no liability other than delivery of the Shares in accordance with the terms hereunder; and (v) Transferee waives and releases any claim that it might have against the Transferor or any of Transferor’s respective partners, representatives, agents and affiliates whether under applicable securities law or otherwise, based on Transferor’s knowledge, possession, or nondisclosure to Transferee of any material, non-public information concerning the Transaction, the Company, Disani, and their direct and indirect subsidiaries, if any.

6. TIME OF THE ESSENCE

6.1 Time shall, in all respects, be of the essence hereof.

7. FURTHER ASSURANCES

7.1 The parties to this agreement will do, execute and deliver or will cause to be done, executed and delivered all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this agreement.

8. COUNTERPARTS

8.1 This agreement may be executed by fax and in any number of counterparts all of which when taken together shall be deemed to be one and the same document and not withstanding their actual date of execution shall be deemed to be dated as of the date first above written.

9. INDEPENDENT LEGAL ADVICE

9.1 The Transferor and the Transferee acknowledge and agree that Anfield Sujir Kennedy & Durno acts as counsel to Disani, and in no way acts for the individual Transferor and Transferee and that in execution of this agreement, each person signing has waived the need for or has obtained independent legal advice.

10. ENUREMENT

10.1 The terms and conditions contained in this agreement will enure to the benefit of and be binding upon the respective successors and assigns of the parties.

11. ASSIGNMENT

11.1 The parties to this agreement agree that the Transferee may assign this Agreement, or all or any part of their rights hereunder without the prior consent of the Transferor.

12. ENTIRE AGREEMENT

12.1 This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

13. SEVERABILITY

13.1 If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

14. GOVERNING LAW, VENUE AND JURY TIRAL

14.1 This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.  Each of the parties hereby  irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 7(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

14.2 Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CHROMADEX CORPORATION Per:	/s/ Frank Jaksch Authorized Signatory
EMPRISE CAPITAL CORPORATION Per:	/s/ Emprise Capital Corporation Authorized Signatory